Exhibit 10.22

ESCROW AGREEMENT

This Escrow Agreement, dated as of February 26, 2026 (this "Escrow Agreement"), is entered into by and among ContextLogic Holdings, LLC, a Delaware limited liability company (“Buyer”), Emerald Lake Pearl Acquisition, L.P., a Delaware limited partnership, as the representative of the Seller Parties (as defined below) (the "Sellers Representative", and together with Buyer, collectively the "Parties," and individually, each a "Party"), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national association, as escrow agent ("Escrow Agent"). All capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

RECITALS

A. Buyer, the other Buyer Parties, the Seller Parties and the Sellers Representative are parties to that certain Purchase Agreement, dated as of December 8, 2025 (as amended or restated from time to time, the "Purchase Agreement").

B. Pursuant to the terms of the Purchase Agreement, Buyer agrees to place in escrow certain funds as the Adjustment Escrow Fund and the Escrow Agent agrees to hold and distribute such funds in accordance with the terms of this Escrow Agreement.

C. Schedule I to this Escrow Agreement sets forth the wire transfer instructions for Buyer and the Sellers Representative (on behalf of the Seller Parties).

In consideration of the promises and agreements of the Parties and the Escrow Agent, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties and the Escrow Agent agree as follows:

Article 1

ESCROW DEPOSIT
Section 1.1
Receipt of Escrow Funds. Pursuant to the terms of the Purchase Agreement, Buyer shall deliver at the Closing, by wire transfer of immediately available funds, to the Escrow Agent the amount of $2,750,000 (the "Escrow Amount" and, together with any interest and other earnings or gains realized on the investment of the Escrow Amount, the "Escrow Funds"). Escrow Agent will hold the Escrow Funds in an account established with and designated to the Parties by the Escrow Agent (the "Escrow Account"). Escrow Agent will confirm receipt in writing to the Buyer and the Sellers Representative of the Escrow Amount on the date such funds are received. Escrow Funds shall be held in a segregated, non-commingled deposit account titled in the name of the Escrow Agent for the benefit of the Parties and not merely by book-entry identification.
Section 1.2
Investments.
(a)
The Escrow Agent shall invest the Escrow Amount, including any and all interest and investment income, in accordance with joint written instructions provided to the Escrow Agent and signed by the Parties. In the absence of joint written investment instructions, the Escrow Amount shall remain invested in the M&T Bank Corporate Deposit Account, which is further described herein on Exhibit C. Any investment earnings and income on the Escrow Amount shall become part of the Escrow Funds, and shall be disbursed in accordance with Section 1.3 or Section 1.6 of this Escrow Agreement.
(b)
The Escrow Agent is hereby authorized and directed to sell or redeem any such investments as it deems necessary to make any payments or distributions required under this Escrow Agreement. The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Escrow Agreement. The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Escrow Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of the Escrow Agent or for any third person or dealing as principal for its own account. The Parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice.
(c)
Although the Parties recognize that it may obtain a broker confirmation or written statement containing comparable information at no additional cost, the Parties hereby agree that confirmations of permitted investments are not required to be issued by the Escrow Agent for each month in which a monthly statement is rendered.
Section 1.3
Disbursements of the Escrow Funds. The Parties shall act in accordance with, and the Escrow Agent shall hold and release the Escrow Funds as provided in, this Section 1.3 as follows:
(a)
Upon receipt of a Joint Release Instruction (as defined below), the Escrow Agent shall promptly, but in any event within two Business Days after the Joint Release Instruction is received by the Escrow Agent, disburse all or a portion of the Escrow Funds, as applicable, in accordance with such Joint Release Instruction.
(b)
If at any time either of the Parties receives a Final Determination (as defined below) expressly stating that Buyer or the Seller Parties are owed all or a portion of the Escrow Funds, then upon receipt by the Escrow Agent of a copy of such Final Determination from any Party, the Escrow Agent shall, within two Business Day following its receipt of such Final Determination, disburse to Buyer and/or the Sellers Representative (on behalf of the Seller Parties), as applicable, all or a portion of the Escrow Funds in accordance with such Final Determination. The Escrow Agent will act on such Final Determination without further inquiry. The Party delivering such Final Determination to the Escrow Agent shall simultaneously send a copy of such Final Determination to the other Party.
(c)
All payments of any part of the Escrow Funds to be made to Buyer or the Sellers Representative (on behalf of the Seller Parties), as applicable, shall be made by wire transfer to the account instructions set forth on Schedule I attached hereto (or in other wire instructions provided by the Party to which such payment is being made).
Section 1.4
Disbursements.
(a)
Certain Definitions.

(i)
"Business Day" means any day, excluding Saturday, Sunday and any other day on which commercial banks in Los Angeles, California or New York, New York are authorized or required by Law to close.
(ii)
"Final Determination" means (x) (1) a final and non-appealable order of any court of competent jurisdiction, directing the disposition of the Escrow Funds in the Escrow Account, together with (2) a certificate of the presenting Party to the effect that such judgment is final and non-appealable and from a court of competent jurisdiction having proper authority or (y) (1) a written final determination by the Independent Accountant in accordance with Section 3.06(b) of the Purchase Agreement, together with (2) a certificate executed by an authorized representative of the presenting Party confirming that such determination is final and non-appealable, from the Independent Accountant and is in compliance with 3.05(c) of the Purchase Agreement; and in each case above, along with written payment instructions executed by an authorized representative of the presenting Party to effectuate such order or determination.
(iii)
"Joint Release Instruction" means a joint written instruction, which is executed by Buyer and the Sellers Representative, directing the Escrow Agent to disburse all or a portion of the Escrow Funds.
(b)
The Escrow Agent shall comply with final judgments or orders issued or process entered by any court with respect to the Escrow Funds, including without limitation any attachment, levy or garnishment, without any obligation to determine such court's jurisdiction in the matter and in accordance with its normal business practices. If the Escrow Agent complies with any such judgment, order or process, then it shall not be liable to any Party or any other person by reason of such compliance, regardless of the final disposition of any such judgment, order or process.
(c)
In the event that a Party gives funds transfer instructions (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call‑back to the authorized person or persons of such Party, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated provided no call back is required if the Escrow Agent receives original instructions. The persons and telephone numbers for callbacks may be changed only in a writing received and acknowledged by the Escrow Agent. The Parties agree that such security procedure is commercially reasonable, provided, that, for any disbursement of Escrow Funds, the Escrow Agent shall require dual authorization (one authorized representative of each Party).
(d)
The Escrow Agent will furnish monthly statements to the Parties setting forth the activity in the Escrow Account.
Section 1.5
Security Procedure for Funds Transfer. Concurrent with the execution of this Escrow Agreement, the Parties shall deliver to the Escrow Agent authorized signers' forms in the form of Exhibit A‑1 and Exhibit A‑2 to this Escrow Agreement. The Escrow Agent shall confirm each funds transfer instruction received in the name of each Party by confirming with an authorized individual as evidenced in Exhibit A‑1 and Exhibit A‑2. Once delivered to the Escrow Agent, Exhibit A‑1 or Exhibit A‑2 may be revised or rescinded only in writing signed by an authorized representative of the Party. Such revisions or rescissions shall be effective only after actual receipt and following such period of time as may be necessary to afford the Escrow Agent a reasonable opportunity to act on it. If a revised Exhibit A‑1 or Exhibit A‑2 or a rescission of an existing Exhibit A‑1 or Exhibit A‑2 is delivered to the Escrow Agent by an entity that is a successor‑in‑interest to either party, such document shall be accompanied by additional documentation satisfactory to the Escrow Agent showing that such entity has succeeded to the rights and responsibilities of the Parties. The Parties understand that the Escrow Agent's inability to receive or confirm funds transfer instructions may result in a delay in accomplishing such funds transfer, and agree that the Escrow Agent shall not be liable for any loss caused by any such delay.
Section 1.6
Income Tax Allocation and Reporting.
(a)
For tax reporting purposes, all interest and other income, if any, from investment of the Escrow Amount shall be reported and paid to Buyer for such taxable year. Such payment to Buyer shall be made within 15 business days of the end of such taxable year. The Escrow Agent shall be deemed the payor of any interest or other income paid upon investment of the Escrow Amount for purposes of performing tax reporting. With respect to any other payments made under this Escrow Agreement, the Escrow Agent shall not be deemed the payor and shall have no responsibility for performing tax reporting. The Escrow Agent’s function of making such payments is solely ministerial and upon written direction of the Parties.
(b)
Prior to Closing, the Parties shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W‑9 or W‑8, as applicable, and such other forms and documents that the Escrow Agent may request. The Parties understand that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Code, and the regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the investment of the Escrow Amount.
(c)
To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of interest or other income derived from the investment of the Escrow Funds, the Escrow Agent shall satisfy such liability to the extent possible from the Escrow Funds. The Parties, jointly and severally, shall indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrow Funds and the investment thereof unless such tax, late payment, interest, penalty or other expense was directly caused by the gross negligence or willful misconduct of the Escrow Agent.
Section 1.7
Termination. Upon the disbursement of all of the Escrow Funds, this Escrow Agreement shall terminate and be of no further force and effect.
Article 2

DUTIES OF THE ESCROW AGENT
Section 2.1
Scope of Responsibility. Notwithstanding any provision to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature. Under no circumstances will the Escrow Agent be deemed to be a fiduciary to any Party or any other person under this Escrow

Agreement. The Escrow Agent will not be responsible or liable for the failure of any Party to perform in accordance with this Escrow Agreement, provided that the Escrow Agent has not acted with gross negligence or committed fraud or willful misconduct. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document, including but not limited to the Purchase Agreement, other than this Escrow Agreement, whether or not an original or a copy of such agreement has been provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document. References in this Escrow Agreement to any other agreement, instrument, or document are for the convenience of the Parties, and the Escrow Agent has no duties or obligations with respect thereto. This Escrow Agreement further agrees that all property held by Escrow Agent under this Agreement will be segregated from all other property held by Escrow Agent and will be identified as being held in connection with this Agreement. Segregation may be accomplished by appropriate identification on the books and records of Escrow Agent. Escrow Agent agrees that its documents and records with respect to the transactions contemplated by this Agreement will be available for examination by authorized representatives of either Party. This Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Escrow Agreement or any other agreement.
Section 2.2
Attorneys and Agents. The Escrow Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the advice of counsel or other professionals retained or consulted by the Escrow Agent, except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s fraud, gross negligence or willful misconduct was the cause of any loss to Buyer or the Sellers Representative. The Escrow Agent shall be reimbursed as set forth in Section 3.1 for any and all reasonable and documented out-of-pocket compensation (fees, expenses and other costs) paid and/or reimbursed to such counsel and/or professionals. The Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians, and/or nominees.
Section 2.3
Reliance. The Escrow Agent shall not be liable for any action taken or not taken by it in accordance with the written direction or consent of the Parties or their respective agents, representatives, successors, or assigns. The Escrow Agent shall not be liable for acting or refraining from acting upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, without further inquiry into the person's or persons' authority.
Section 2.4
Right Not Duty Undertaken. The permissive rights of the Escrow Agent to do things enumerated in this Escrow Agreement shall not be construed as duties.
Section 2.5
No Financial Obligation. No provision of this Escrow Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Escrow Agreement.

Article 3

PROVISIONS CONCERNING THE ESCROW AGENT
Section 3.1
Indemnification. Buyer and the Sellers Representative (solely on behalf of the Seller Parties and in its capacity as the Sellers Representative, not in its individual capacity) hereby agree, severally and not jointly as between Buyer and Sellers Representative, to indemnify Escrow Agent, its directors, officers, employees and agents (collectively, the "Indemnified Parties"), and hold the Indemnified Parties harmless from any and against all liabilities, losses, actions, suits or proceedings at law or in equity, and any other reasonable, documented out-of-pocket expenses, fees or charges of any character or nature, including, without limitation, reasonable attorney's fees and expenses, which an Indemnified Party may incur or with which it may be threatened by reason of acting as or on behalf of Escrow Agent under this Escrow Agreement or arising out of the existence of the Escrow Account, except to the extent the same shall be directly caused by Escrow Agent's fraud, gross negligence or willful misconduct. Escrow Agent shall have a first lien against the Escrow Account to secure the obligations of the parties hereunder. Notwithstanding anything to the contrary herein, the Parties agree, solely as between themselves, that any obligation for indemnification under this Section 3.1 shall be borne by the Party determined by a final and non-appealable order of any court of competent jurisdiction to be responsible for causing the liability, loss, action, suit or proceedings at law or in equity, or any other expense, fee or charge of any character or nature against which the Escrow Agent is entitled to indemnification or, if no such determination is made, then equally by Buyer and the Sellers Representative. The terms of Sections 1.6(c), 3.1 and 3.4 hereto shall survive the termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.
Section 3.2
Limitation of Liability. THE ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE ESCROW AGENT'S GROSS NEGLIGENCE FRAUD OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.
Section 3.3
Resignation or Removal. The Escrow Agent may resign by furnishing written notice of its resignation to the Parties, and the Parties may remove the Escrow Agent by furnishing to the Escrow Agent a joint written notice of its removal along with payment of all fees and expenses to which it is entitled through the date of termination. Such resignation or removal, as the case may be, shall be effective thirty (30) calendar days after the delivery of such notice or upon the earlier appointment of a successor, and the Escrow Agent's sole responsibility thereafter shall be to safely keep the Escrow Funds and to deliver the same to a successor escrow agent as shall be appointed by the Parties, as evidenced by a joint written notice filed with the Escrow Agent or in accordance with a court order. If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) calendar days following the delivery of such notice of resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the Parties.
Section 3.4
Compensation. The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit B, which compensation shall be paid 50% by Buyer and 50% by Sellers Representative at the Closing (each directly to the Escrow Agent).
Section 3.5
Disagreements. If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Escrow Agreement, or the Escrow Agent is in doubt as to the action to be taken hereunder, the Escrow Agent shall be fully protected and may, at its option, retain the Escrow Funds until the Escrow Agent (i) receives a final non‑appealable order of a court of competent jurisdiction or a final non‑appealable arbitration decision directing delivery of the Escrow Funds, (ii) receives a written agreement executed by each of the parties involved in such disagreement or dispute directing delivery of the Escrow Funds, in which event the Escrow Agent shall be authorized to disburse the Escrow Funds in accordance with such final court order, arbitration decision, or agreement, or (iii) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrow Funds and shall be entitled to recover attorneys' fees, expenses and other costs incurred in commencing and maintaining any such interpleader action. The Parties hereto further agree to pursue any redress or recourse in connection with such dispute without making the Escrow Agent a party to the same. The Escrow Agent shall be entitled to act on any such agreement, court order, or arbitration decision without further question, inquiry, or consent.
Section 3.6
Merger or Consolidation. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.
Section 3.7
Attachment of Escrow Funds; Compliance with Legal Orders. In the event that any Escrow Funds shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Funds, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. The Escrow Agent agrees to provide prior written notice to each of the Parties if possible before taking any course of action or inaction in response to such legal or judicial process if permitted by law. In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated; provided that the Escrow Agent has not acted with gross negligence or committed fraud or willful misconduct.

Section 3.8
Force Majeure. The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Escrow Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.
Section 3.9
Compliance with Legal Orders. Escrow Agent shall receive and may conclusively rely upon an opinion of counsel to the effect that such order is final, non‑appealable and from a court of competent jurisdiction. Escrow Agent shall be entitled to consult with legal counsel in the event that a question or dispute arises with regard to the construction of any of the provisions hereof, and shall incur no liability and shall be fully protected in acting in accordance with the advice or opinion of such counsel.
Section 3.10
No Financial Obligation. Escrow Agent shall not be required to use its own funds in the performance of any of its obligations or duties or the exercise of any of its rights or powers, and shall not be required to take any action which, in the Escrow Agent's sole and absolute judgment, could involve it in expense or liability unless furnished with security and indemnity which it deems, in its sole and absolute discretion, to be satisfactory.
Article 4

MISCELLANEOUS
Section 4.1
Successors and Assigns. This Escrow Agreement shall be binding on and inure to the benefit of the Parties and the Escrow Agent and their respective successors and permitted assigns. No other persons shall have any rights under this Escrow Agreement. No assignment of the interest of any of the Parties shall be binding unless and until written notice of such assignment shall be delivered to the other Party and the Escrow Agent and shall require the prior written consent of the other Party and the Escrow Agent (such consent not to be unreasonably withheld).
Section 4.2
Escheat. The Parties are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state. The Escrow Agent shall have no liability to the Parties, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrow Funds escheat by operation of law.
Section 4.3
Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Escrow Agreement shall be in writing and shall be deemed to have been given when personally delivered, one (1) day after deposit with Federal Express or similar overnight courier service, or upon receipt if by first class mail, return receipt requested, or via email, on the date of transmission (provided no transmission error is received). In the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by the Escrow Agent. It shall be the responsibility of the Parties to notify the Escrow Agent and the other Party in writing of any name or address changes. Notices, demands and communications to each party hereto shall, unless changed pursuant to the preceding sentence, be sent to the addresses indicated below:

If to Buyer:

ContextLogic Holdings, LLC

2648 International Blvd

Suite 301

Oakland, CA 94601

Attention: Mark Ward and Marianne Lewis
Email: [reserved]; [reserved]

with copies to (which shall not constitute notice to Buyer):

McDermott Will & Schulte LLP

919 Third Ave.

New York, NY 10022

Attention: David A. Curtiss

Email: david.curtiss@srz.com

McDermott Will & Schulte LLP
444 West Lake Street, Suite 4000
Chicago, Illinois 60606
Attention: Heidi Steele
Email: hsteele@mwe.com

If to Sellers Representative,

c/o Emerald Lake Capital Management
233 Wilshire Boulevard, Suite 650
Santa Monica, CA 90401
Attention: Daniel Lukas, Russell Hammond and Stephen Burhenn
Email: [reserved], [reserved] and [reserved]

with a copy to (which notice shall not constitute notice):

Kirkland & Ellis LLP
333 West Wolf Point Plaza
Chicago, Illinois 60654
Attention: Jeffrey B. Kaplan, P.C.
Email: jeffrey.kaplan@kirkland.com

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention: Tamar Donikyan
Email: tamar.donikyan@kirkland.com

If to the Escrow Agent:

Wilmington Trust, National Association
50 South 6th Street, STE 1290
Minneapolis, MN 55402
Attn: David Sabbann

Email: [redacted]

Section 4.4
Governing Law. This Escrow Agreement shall be interpreted and construed in accordance with the laws of the State of Delaware. Any and all claims, controversies, causes of action and proceedings arising out of or relating to this Escrow Agreement, whether sounding in contract, tort, or statute, shall be governed by the laws of the State of Delaware, without giving effect to any conflict-of-laws or other rule that would result in the application of the laws of a different jurisdiction.
Section 4.5
Payments by the Parties. Each Party agrees that, solely as between the Parties, each Party shall be responsible for 50% of any and all amounts payable to the Escrow Agent pursuant to Section 3.4 and Section 1.6(c). To the extent that either Party (the "Paying Party") makes any payment to the Escrow Agent pursuant to Section 3.4 or Section 1.6(c) in respect of the 50% share of the other Party (the "Non-Paying Party"), or, to the extent that indemnification obligations thereunder are borne equally between the Parties pursuant to the terms thereof, Section 3.1, the Non-Paying Party shall promptly pay and reimburse the Paying Party for all amounts so paid. The obligations set forth in this Section 4.5 shall survive any termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.
Section 4.6
Entire Agreement. This Escrow Agreement and, as between Buyer and the Sellers Representative, the Purchase Agreement, set forth the entire agreement and understanding of the parties related to the Escrow Funds.
Section 4.7
Amendment. This Escrow Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by the Parties and the Escrow Agent.
Section 4.8
Waivers. The failure of any party to this Escrow Agreement at any time or times to require performance of any provision under this Escrow Agreement shall in no manner affect the right at a later time to enforce the same performance. A waiver by any party to this Escrow Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Escrow Agreement.
Section 4.9
Headings. Section headings of this Escrow Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Escrow Agreement.

Section 4.10
Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.
Section 4.11
Severability. If a court of competent jurisdiction declares any provision hereof invalid, it will be ineffective only to the extent of such invalidity, so that the remainder of the provision and this Agreement will continue in full force and effect.
Section 4.12
Waiver of Jury Trial. EACH OF THE PARTIES HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN RESOLVING ANY CLAIM OR COUNTERCLAIM RELATING TO OR ARISING OUT OF THIS ESCROW AGREEMENT.

[The remainder of this page left intentionally blank.]

IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date first written above.

contextlogic Holdings, LLC

By: ContextLogic Holdings Inc., its Managing Member

By: /s/ Mark Ward

Name: Mark Ward

Title: President

[Signature Page to Escrow Agreement]

SELLERS REPRESENTATIVE

EMERALD LAKE PEARL ACQUISITION, L.P.

By: Emerald Lake Pearl Acquisition GP, L.P.
Its: General Partner

By: Emerald Lake Pearl Acquisition UGP, LLC
Its: General Partner

By:_/s/ Daniel Lukas__________________
Name: Daniel Lukas

Title: Managing Membre

[Signature Page to Escrow Agreement]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Escrow Agent

By: /s/ David Sabbann

Name: David Sabbann

Title: Vice President